                             INVESTOR PRESENTATION
                                  OCTOBER 2000


                                                                 [MOODY'S LOGO]

DISCLAIMER

     FORWARD-LOOKING STATEMENTS. This presentation contains information about future expectations, plans and prospects for the Company's business and operations that constitute forward-looking statements. The forward-looking statements and other information are made as of October 2000, and the Company disclaims any duty to supplement, update or revise such statements on a going-forward basis, whether as a result of subsequent developments, changed expectations or otherwise. In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors include, but are not limited to, changes in the volume of debt securities issued in domestic and/or global capital markets; changes in interest rates and other volatility in the financial markets; possible loss of market share through competition; introduction of competing products or technologies by other companies; pricing pressures from competitors and/or customers; the potential emergence of government-sponsored credit rating agencies; proposed U.S., foreign, state and local legislation and regulations, including those relating to nationally recognized statistical rating organizations; the possible loss of key employees to investment or commercial banks or elsewhere and related compensation cost pressures; the outcome of any review by controlling tax authorities of the company's global tax planning initiatives; the uncertainty regarding market acceptance and revenue generating opportunities for web-based research products; and other factors as discussed in The New D&B Corporation Form 10 (Amendment No. 2) filed on September 11, 2000 with the Securities and Exchange Commission and in other filings made by the Company from time to time with the Securities and Exchange Commission.



                                                                 [MOODY'S LOGO]

AGENDA

- DISTRIBUTION SUMMARY

- SPIN-OFF RATIONALE

- INVESTMENT HIGHLIGHTS

- BUSINESS OVERVIEW

- FINANCIAL SUMMARY

- INVESTMENT RATIONALE






                                                                 [MOODY'S LOGO]

DISTRIBUTION SUMMARY

- Tax-free spin-off to DNB shareholders

- One share of Moody's for every DNB share

- NYSE symbol MCO

- Approximately 162 million shares outstanding post distribution

- Record date September 20, 2000

- Distribution date September 30, 2000

- Start regular way trading October 3, 2000



                                                                 [MOODY'S LOGO]

The separation of Moody's from Dun & Bradstreet was a tax-free spin. It was not an IPO. Existing shares of The Dun & Bradstreet Corporation became shares of Moody's Corporation. For every one share held in the "old" D&B, after the spin the shareholder holds one share in Moody's Corporation, and 1/2 share in the "new" D&B Corporation.

Regular way trading of Moody's Corporation commenced October 3, 2000. Moody's ticker symbol is MCO and there are approximately 162 million shares outstanding.

AGENDA

- DISTRIBUTION SUMMARY

- SPIN-OFF RATIONALE

- INVESTMENT HIGHLIGHTS

- BUSINESS OVERVIEW

- FINANCIAL SUMMARY

- INVESTMENT RATIONALE

                                                                 [MOODY'S LOGO]

SPIN-OFF RATIONALE

- Enhanced management focus for better resource allocation

- Improved ability to hire, retain and motivate key personnel

- Improved use of cash flow to expand business and return capital to shareholders

- Independent access to capital markets

- "Pure Play" investment product

- Better investor understanding and appreciation; broader analyst coverage


                                                                 [MOODY'S LOGO]

Here is the rationale for the spin-off from Moody's perspective.

Moody's will be able to allocate its resources better as a separate company. That will enhance our business by creating better customer, employee and shareholder value.

As an example of better resource allocation, before the spin, D&B employees had been receiving most of the stock options due to their much larger share of the overall workforce. After the spin Moody's employees can receive a significantly higher number of options than before at the same cost to shareholders. Moody's recruits employees in the very competitive labor market for financial services. We expect that being able to offer additional equity incentives that are directly aligned with the company's financial performance should significantly improve our ability to hire, retain and motivate key personnel. That's very important for a financial service company.

As a second example, Moody's also generates very significant amounts of cash. Before the spin, the cash was transferred to D&B; after the spin we will be able to use that cash to expand the business and return capital to shareholders.

Moody's also gains independent access to the capital markets. We've completed a $300 million five-year private placement financing at 7.61%. That financing enabled Moody's to pay approximately one-half of Dun & Bradstreet's debt that was assigned to Moody's in the spin. Moody's now has over $100 million in cash. Share repurchases are expected to be the primary use for this cash. We've announced a $250 million share repurchase program. Shares will be purchased from time to time in the open market or in negotiated transactions, depending upon market conditions and other factors.

The spin also creates a pure-play investment product. Moody's is the only independent credit-rating agency which is publicly traded.

Moody's operates in a different economic and competitive environment from Dun & Bradstreet. Strategic focus and critical success factors are different for the two companies. Therefore, we expect that the spin will result in better investor understanding of Moody's as a separate company than as part of Dun & Bradstreet.

Because Moody's has a very strong brand name we believe that we will have broader analyst coverage as a separate company, including coverage from analysts who follow financial services companies.

AGENDA

- DISTRIBUTION SUMMARY

- SPIN-OFF RATIONALE

- INVESTMENT HIGHLIGHTS

- BUSINESS OVERVIEW

- FINANCIAL SUMMARY

- INVESTMENT RATIONALE


                                                                 [MOODY'S LOGO]

INVESTMENT HIGHLIGHTS

- Long-term favorable world capital market conditions:
    -    Favorable world investment climate
    -    Disintermediation
    -    Structured Finance
                                                                 [MOODY'S LOGO]


This and the next slide present a summary of Moody's investment highlights. We will be providing further information on many of these points later in the presentation.

We believe that the current environment is very favorable for Moody's. There is a favorable world investment climate due to economic growth in almost all areas of the world. Economies are expanding in the United States, Europe, Australia and Asia, other than Japan, and Japan seems stable. Economic growth causes a favorable climate for investment. Investment financed by debt drives Moody's revenues.

There are two other trends that are favorable to Moody's. The first trend is that public capital markets provide capital more cheaply than banks. One reason is that because banks are taxed throughout the world whereas pools of funds, like pension funds and mutual funds, are generally tax pass-through vehicles. Accordingly, companies are increasingly borrowing in the public capital markets, rather than from banks.

For example, in the United States, banks have about a 22% share of the investment assets. In the U.K., Switzerland, and the Netherlands banks have about 50%. In the three largest economies of Western Europe, Germany, France and Italy, over 70% of those assets are still held by banks. So there are significant opportunities for disintermediation of funds from banks and into the capital markets.

Moody's capitalizes on the opportunity by working closely with investment banks. They are calling on companies to persuade them to try out the capital markets for some of their debt financing. The revenue opportunity from Moody's arises because new capital market issues will benefit from a rating, especially if marketed internationally.

A second trend is the significant growth in structured finance. Banks and industrial companies are removing assets from their balance sheets to raise their returns on equity and returns on assets. In the case of financial institutions, this transfer also reduces the capital required by regulators, which improves the operating results.

- Excellent market position and brand

- Stable and sustainable top and bottom line growth

- Diversified revenue base

- Strong track record with new product introductions

- Significant free cash flow

- Experienced and successful management team


                                                                 [MOODY'S LOGO]


Moody's has an excellent market position and brand. Globally, we're one of the two leading credit rating agencies. We estimate that our market share is about 37%; S&P's is about 42%. This is market share calculated as a percent of total estimated industry revenues. Since in most capital markets traditionally issuers seek two ratings, Moody's market coverage in many markets is close to 100%.

We have stable top and bottom line growth. We believe that our growth is very sustainable.

Our revenue base is diversified both geographically and by product line.

Moody's has a strong record of new product introduction.

We have significant free cash flow and intend to return excess capital to our shareholders.

Moody's has an experienced and successful management team. The average tenure of the senior people who manage the rating groups is over 12 years.

AGENDA

- DISTRIBUTION SUMMARY

- SPIN-OFF RATIONALE

- INVESTMENT HIGHLIGHTS

- BUSINESS OVERVIEW

- FINANCIAL SUMMARY

- INVESTMENT RATIONALE


                                                                 [MOODY'S LOGO]

BUSINESS OVERVIEW

- Leading global provider of credit ratings and analysis on over $30 trillion in debt

    -    85,000 securities

    -    100 countries

    -    4,200 corporate relationships

    -    68,000 public finance obligations

- Leading publisher of investor-oriented credit research to over 2,800 companies with over 15,600 users globally

- Named leading rating agency by Institutional Investor magazine for last five consecutive years

                                                                 [MOODY'S LOGO]

Here are a few fast facts about Moody's business.

Moody's rates over $30 trillion of the world's debts.

Moody's rates 100 countries.

Moody's has 4,200 corporate relationships.

We also rate 68,000 public finance obligations.

We publish thousands of pieces of credit research each year. 2800 companies throughout the world purchase our research and there are over 15,000 individual users within those companies.

Moody's has been named the leading rating agency by Institutional Investor magazine for the last five years. We believe that investors view Moody's to be the leading rating agency because Moody's opinions are considered somewhat more forthright and perceptive by buy-side investors.

MOODY'S BUSINESS MODEL

Issuers

                                                Ratings
                                                ~ 90% Revenues
                                                -
[ARROW GRAPHIC]       Financial Instruments                                     [Moody's LOGO]


                                                                                  Moody's Investors Service
Intermediaries


[ARROW GRAPHIC]       Financial Instruments
                                                Research & Opinion
                                                Products ~ 10% Revenues
                                                         -
Investors

Note: Does not include Moody's Risk Management Services


                                                                 [MOODY'S LOGO]


This is a graphic representation of Moody's business model.

About 90% of our revenues come from ratings and about 10% from research and opinion products.

While issuers are very important to Moody's business model, we do provide extensive services to investors. Moody's provides investors with one-on-one access to analyst sand distributes its opinions through teleconferences, seminars and attendance at industry conferences. This provides investors with a direct communication channel to the rating agency and creates a market expectation for issuers to seek a rating before issuing fixed income securities.

Moody's also works very closely with intermediaries because in some areas of the market, especially structured finance, intermediaries have significant impact on the deal flow.

MOODY'S IS A GLOBAL ORGANIZATION


                  [WORLD MAP GRAPHIC with COUNTRY PLOTPOINTS]

England
Canada
Germany
China
Czech Republic
United States
France
Korea
Italy
Spain
Japan
Mexico
Cyprus
Hong Kong
India
Chile
Brazil
Singapore
Argentina
Australia


- 700 analysts

- 1,500 + staff

- 14 countries

- 6 Joint Ventures

                                                                 [MOODY'S LOGO]


Moody's is a global organization. Moody's has about 700 credit analysts out of a total staff of over 1,500. We're present in 14 countries, all the major capital market centers in the world, and we have six joint ventures in Chile, Argentina, the Czech Republic, India, China, and Korea.

BUSINESS AND GROWTH STRATEGY

- Capitalize on growth in worldwide capital markets

- New product introductions

- Leverage and extend the Moody's brand

- Apply technology to improve customer value

                                                                 [MOODY'S LOGO]

Here are the cornerstones of Moody's business and growth strategy. Our strategy is:

FIRST, to capitalize on the growth of the worldwide capital markets.

Moody's will focus strongly on growth in international capital markets, which are expected to grow faster than the U.S. capital markets. We expect revenue growth of about 20% per year outside the U.S. and in the high single digits within the U.S. This expectation is based mainly on continued economic growth in the United States and Europe, return to lower interest rates and narrower bond spreads in the United States, continued growth of the public capital markets in Europe, continuance of Moody's high market share in the world's principle capital markets, and successful introduction and growth of new products. If these conditions are not present, Moody's financial results could be significantly different.

Our main focus will be Europe. Although there are 360 million Europeans who have almost the same per capita wealth as the average U.S. person, the public capital markets in Europe are much smaller than the U.S. in terms of Gross Domestic Product.

In Europe there are about 1,500 unrated companies with revenues greater than 1 billion Euros. Those companies would make very good capital market issuers. If half of these companies come to market annually rated by two agencies, this would correspond to a market potential of $75 million a year. Additional market growth could ensue as companies increasingly take advantage of commercial paper or medium-term note programs or other forms of public financing.

Similarly, the structured finance markets in the United States are many times the size of those in Europe. European structured finance provides us with significant revenue potential as these markets are growing rapidly in all countries and asset types.

SECOND, to continue to introduce new products.

THIRD, to leverage and extend the Moody's brand.

And FOURTH, to apply technology to improve the value that we deliver to all our customers: issuers, intermediaries and investors.

SEIZING THE GLOBAL OPPORTUNITY

                        [INTERNATIONAL REVENUE BARGRAPH]

                      International Revenue    International Revenue as
                         ($ in Millions)         Percent of total
1996                      $ 63                        18%
1997                      $ 78                        18%
1998                      $100                        20%
1999                      $141                        25%
2000(a)                   $172                        30%

(a)      Based on annualized 6 month results.



                                                                 [MOODY'S LOGO]



Our international revenues have been growing rapidly over the last five years. International revenues have grown from $63 million in 1996 to an annualized $172 million this year.

International revenues as a part of our total revenues have also been growing. Our international revenues have grown from 18% of our total revenues in 1996 to 30% in the first half of this year.

Two thirds of our international revenues come from Europe. The other third is equally split between: (i) Japan, (ii) Australia and the Asia, outside Japan, and (iii) Canada, Mexico and South America.

WELL BALANCED MIX OF REVENUES

                         [1999 TOTAL REVENUE PIE CHART]


Corporate Finance Ratings                                           29%
Structured Finance Ratings                                          31%
Financial Institutions and Sovereign Ratings                        19%
Public Finance Ratings                                              10%
Opinion Research Products/Risk Management                           11%


                         1999 TOTAL REVENUE $564 MILLION



                                                                 [MOODY'S LOGO]



Moody's revenues are well diversified by business line as well as geography.

The chart shows the composition of 1999 revenues, with two large business lines, structured finance ratings and corporate finance ratings, both around 30% of our revenues; financial institutions ratings is about 20%, public finance and our research business are both about 10%.

The main changes in our business line mix over the last few years have been the great growth in structured finance and the shrinking share of U.S. public finance, as the U.S. tax-exempt securities business becomes a smaller part of the global capital markets.

REDUCED SENSITIVITY TO BOND ISSUANCE VOLUME


1989 REVENUE $138 MILLION

Transaction Based       93%
Non-Ratings Revenue      7%


1999 REVENUE $564 MILLION

Transaction Based       53%
Relationship Based      36%
Non-Ratings Revenue     11%


                                                                 [MOODY'S LOGO]

A frequent question investors have about Moody's is sensitivity to capital market activity.

This chart shows how Moody's has reduced its sensitivity to bond issuance volume over time by diversifying internationally, by growing our research and risk management businesses and by focusing more on relationship based revenues rather than transaction based revenues.

In our research and risk management services businesses, revenues do not fluctuate with capital markets activity.

In the ratings business we have introduced ratings that are not transaction related because they rate an entire institution rather than a particular issue. Examples are bank financial strength ratings, insurance claims paying ratings, and debt mutual fund ratings.

We have also changed our pricing structure by introducing frequent issuer programs. Large issuers pay an annual fixed fee, committing to get all their upcoming issues rated, and then pay reduced fees on a per-transaction basis. Also in the category of annual fees are the "surveillance fees" which we charge to monitor the performance of assets in structured finance transactions.

The result of these efforts has been to reduce Moody's sensitivity to capital market activity. In 1989 our revenues were over 90% based on transaction activity. We've been able to reduce that to slightly over 50% last year.

There are two reasons why the transaction based revenue percentage is still as high as 50+%. First, structured finance revenues have been growing rapidly over the last years and are mainly transaction based. Second, Moody's makes policy decisions about how much revenue it wants to move into relationship based programs. Transaction based revenues tend to be more volatile over time, but are also higher on an absolute basis.

GROWTH BY REGION AND MARKET

      CAGR 1996-1999

BY REGION

United States          14%
Europe                 35%
Other Non-U.S.         25%

BY MARKET

Corporate Finance      17%
Structured Finance     31%
Fin'l Inst/Sovereign   14%
Public Finance          0%
Research/Risk Mgmt     17%

                                                                 [MOODY'S LOGO]

This chart shows Moody's revenue growth by region and by line of business.

Areas of significant growth were Europe from a regional perspective and Structured Finance from a product perspective. In the United States public finance revenues have been flat. This is due to the fact that public finance is a declining part of the worldwide capital markets. However, Moody's believes it still holds the leading market share in that area.

SUCCESSFUL RECORD OF PRODUCT INNOVATION

Revenue ($ in Millions)

                         1987    1988    1989    1990    1991    1992    1993    1994     1995     1996     1997    1998     1999
Core Products            73.4    86.9    88.2    77.8    113.1   150.5   160.2   141.6    143.6    171.4    204.2   222.7    238.9

New Products and
 Product Extensions      42.2    44.4    50.1    77.4     75.1    96.2   137.7   138.8    150.5    178.5      219   272.9    325.1


                                                                 [MOODY'S LOGO]



This chart shows Moody's revenues from our core products, defined as corporate and public finance bonds and short-term ratings, in the yellow. It shows revenues from new products and product extensions in the light blue. New products and product extensions include: bank loans, opinion products, program pricing, relationship pricing, structured finance and risk management. Over time we have complemented our core product growth with a stream of successful new product introductions and product extensions.

Most recently we have introduced two blockbuster new products: credit derivative ratings and syndicated bank loan ratings.

Revenues from credit derivatives ratings (collateralized loan and bond obligations) have grown from $10 million in 1997 to $20 million in 1998 to $37 million in 1999. This product is still growing, though at a lower rate, this year.

In the past syndicated bank loans were not rated. Recently the key intermediary banks have found that rated bank loans have increased secondary market liquidity and are preferred by investors. Moody's now rates most of the syndicated bank loans. Moody's revenues from bank loan ratings have grown from less than $2 million in 1997 to about $5 million in 1998 and reached over $13 million in 1999.

Moody's bank loan product has helped to offset declines in rating fees from high yield issuance, as issuance in that market has slowed. In 1999 growth in bank loan revenues offset all of the decline. This year, with a significant decline in high yield issuance, bank loan ratings still offset about half the decline.

CONTINUED LEVERAGING OF THE BRAND

-      New rating products

-      Expansion of research products

-      Consulting products

-      Internet enhanced products and services

-      Risk management services


                                                                 [MOODY'S LOGO]

Moody's is a well-known and highly respected brand around the world. We will leverage the brand.

We are introducing new rating products. We expect capital markets growth in project finance so we're positioning our resources in this growing capital markets specialty.

We are also developing and marketing different types of ratings. An example is national scale ratings, where we rate the relative creditworthiness of a company within a country. This product will be provide value to issuers and investors, especially in markets with low country credit ceilings.

We're also investigating deconstructing our traditional ratings. Our traditional ratings are a combination of probability of default and severity, or the amount of loss that a fixed income investor could expect in the event of default. To have separate ratings for each of these factors could be useful, particularly in high yield markets.

We're expanding our research products, leveraging our large customer base. We're developing more research products internally, and also licensing products from third parties.

We have started to market consulting products. Our Rating Assessment Service provides issuers with a definitive rating for major transactions they are considering. Having a definitive answer with respect to rating will assist management, the Board of Directors and investment bankers in their evaluation of a potential transaction. Another consulting product will provide corporate treasurers with independent and qualified advice regarding their derivative exposures. Due to our strong expertise in Structured Finance, we are particularly qualified to offer this service.

We are increasingly using the Internet to deliver our research products. Most of our U.S. customers have converted to the Internet. Instant access and no requirements to file paper provide our customers with more value. We've also been able to reduce our costs due to smaller press runs for research and lower mailing and delivery expenses.

Our main brand extension effort is Moody's Risk Management Service ("MRMS"). MRMS provides services to commercial banks and other financial institutions supporting their middle market lending. We provide software products to assist loan origination, credit training to improve lending skills of our customers, and a risk score which enables them to better manage their credit exposures and their credit portfolios. MRMS currently has revenues of $20 million; we're investing $7-1/2 million in MRMS this year. We have a business plan to take the MRMS business to $50 million in revenues by 2003 with high single digit margins. Achievement of this revenue and profit growth requires continuing growth of revenues from the MRMS software and credit training products and growth of the market for risk scores in middle market lending and attainment of significant market share both in the United States and Europe. If any of these requirements are not met, MRMS financial results could differ significantly different from the planned results.

AGENDA

-      DISTRIBUTION SUMMARY

-      SPIN-OFF RATIONALE

-      INVESTMENT HIGHLIGHTS

-      BUSINESS OVERVIEW

-      FINANCIAL SUMMARY

-      INVESTMENT RATIONALE


                                                                 [MOODY'S LOGO]

STRONG HISTORICAL FINANCIAL PERFORMANCE

                               ANNUAL GROWTH
                             -------------------
                             REVENUE        EBIT
LAST 20 YEARS                  17%           17%

LAST 15 YEARS                  17            17

LAST 10 YEARS                  16            18

LAST 5 YEARS                   15            20


                           Average annual growth rates


                                                                 [MOODY'S LOGO]

Moody's revenue and operating income growth have been very strong over the last 20, the last 15, the last 10, and last 5 years.

CONSISTENT HISTORICAL GROWTH

Revenue ($ in Millions)
Operating Income ($ in Millions)

                        1980     1981     1982     1983     1984      1985     1986      1987     1988     1989
Revenue                 29.3     32.2     41.5     46.7     56.7      80.6     108.4     115.5    137.3    138.3
Operating Income        17.7     19.6     25.1     25.9     31.3      47.2      61.8      60.2     69.9     61.4

                        1990     1991     1992     1993     1994      1995     1996      1997     1998     1999
Revenue                 155.2    188.3    246.7    297.9    280.3     294.2    349.8     423.1    495.5    564.1
Operating Income         70.9     84.9    119.5    149.8    116.1       115    135.6     185.7    223.5    273.9

                                                                 [MOODY'S LOGO]

Revenue and operating income growth have also been very consistent over the last 20 years. Since 1980 Moody's has had only one year of declining revenues, which was 1994.

2000 has been a difficult year from a capital markets perspective. Moody's has shown 4.1% growth for the first three quarters of this year. This was the result of a 6% decline in U.S. rating revenues, offset by 25% growth in rating revenues outside the U.S., 18% growth in research revenues, and strong growth in Moody's Risk Management Services.

Moody's results in 2000 compare favorably to 1994, when capital market conditions were somewhat similar. Due to significantly reduced sensitivity to bond issuance volume, less dependence on public finance ratings, and international diversification Moody's has shown positive revenue growth in 2000.

ANNUAL REVENUES AND OPERATING MARGIN


Revenues ($ in Millions)
Operating Income Margin (%)

                        1995    1996    1997    1998    1999
Revenues               294.1   349.7   423.1   495.5   564.2

Operating Income
 Margin                 36.2    36.2    43.5    44.7    47.9

EXCLUDES FIS, DIVESTED IN 1998.


                                                                 [MOODY'S LOGO]


Over the past five years Moody's margins have improved significantly, going from 36% in 1996 up to today's 48%.

This improvement was driven by two factors: strong double-digit revenue growth over the time frame and an internal reorganization in late 1996, early 1997. The reorganization combined our corporate rating area and our public finance rating area into a single rating group. This combination generated significant savings in administrative and infrastructure costs.

STRONG PROFITABILITY

         EPS
        -----
1997    0.52
1998    0.64
1999    0.84


Before cumulative effect of accounting change; pro forma for current capital structure ($300MM of debt) and 44.2% tax rate; and excluding FIS which was divested in 1998.


                                                                 [MOODY'S LOGO]


Moody's has had very strong EPS growth that parallels the growth in our revenue and operating income.

The chart shows EPS with a number of pro forma adjustments:

One is to exclude Financial Information Services, a division of Moody's which published the Moody's manuals. It was divested in 1998.

A second is to reflect the pro forma capital structure of Moody's as a result of the spin-off throughout the three years.

The third is to reflect Moody's effective tax rate today throughout the three years.

SIGNIFICANT CASH FLOW

($ Millions)

                       1997          1998          1999
% of Op Income          130%          108%          109%
Op Income             184.2         221.3         270.4
Cash Flow             239.1           239         295.7


PRE-TAX CASH FLOW. EXCLUDES FIS, DIVESTED IN 1998.




                                                                 [MOODY'S LOGO]



Moody's strong cash flow generation is an important investment highlight. The chart shows cash flow, after capital expenditures and capitalized software, on a pre-tax basis as compared to our operating income in 1997 through 1999.

For each of these years our pre-tax cash flow exceeded our operating income. This reflects the strong working capital characteristics of the business. Principally because of the large amount of deferred revenue that we have on our balance sheet, Moody's has negative working capital. The deferred revenue is primary due to the subscription nature of the research business and the upfront annual fees charged in connection with the frequent issuer programs.

In addition, we have very low requirements for capital expenditures and capitalized software.

PRO FORMA CAPITAL STRUCTURE & CREDIT STATISTICS

($ IN MILLIONS, AS OF 9/30/2000)

CASH                                                 $121

LONG TERM DEBT                                       $300

SHAREHOLDERS' EQUITY                                ($261)

PRO FORMA DEBT / EBITDA                               1.0 X

EBITDA / PRO FORMA INTEREST                          13.0 X

CREDIT RATIOS ARE BASED ON TRAILING 12 MONTHS.

                                                                 [MOODY'S LOGO]

This chart shows our pro forma capital structure as of September 30, after giving effect to the spin and related financing.

The $121 million in cash represents primarily the proceeds from Moody's $300 million private placement in excess of the amount needed to finance our share of Dun & Bradstreet's debt.

Moody's has negative shareholders' equity of $261 million. Moody's has historically distributed all of its free cash flow to its parent. Over time those cash flow distributions have exceeded Moody's earnings. The negative shareholders' equity was further reduced by the assumption of Moody's share of Dun & Bradstreet's debt.

Moody's credit ratios on a pro forma basis are very strong.

TARGETS FOR FUTURE

-   Low teens operating income growth

-   Margins stable at 1999 levels

-   Strong cash flow >=90% Net Income

-   Return of excess capital to shareholders

    -   Nominal dividend yield

    -   Systematic and special share repurchase

- Mid-teens EPS growth                                           [MOODY'S LOGO]

Here are Moody's long-term targets for the future. These targets do not represent a specific forecast for 2001. Our current thinking is to make specific forecasts for 2001 based on this year's results and after our budgeting process for 2001 is completed.

We expect low teens revenue growth. This target is slightly lower than our historical average, based on the fact that we are growing off a larger base of business. This expectation is based mainly on continued economic growth in the United States and Europe, return to lower interest rates and narrower bond spreads in the United States, continued growth of the public capital markets in Europe and continuance of Moody's high market share in the world's principle capital markets and successful introduction and growth of new products. If these conditions are not present, Moody's revenue growth could be significantly less. We believe that we can achieve this target without the very large targeted growth in MRMS revenues. So the targeted growth in the MRMS business, if achieved, would provide additional shareholder value.

Our margins should be stable at the 48% level which we achieved in 1999 and the first three quarters of 2000, so we also expect low teens operating income growth. Achievement of this target primarily depends upon the targeted revenue growth indicated above and Moody's ability to attract and retain personnel in the very competitive labor market for financial services without a significant increase in employment costs, net of productivity increases. Otherwise, Moody's margins will decrease and operating income growth will be less than revenue growth.

Moody's expects to continue to generate strong cash flow. We are targeting after-tax cash flow greater than or equal to 90% of net income. That's before any acquisitions and share repurchases. Achievement of this target depends upon the continued growth of deferred revenue from research subscriptions and frequent issuer programs, together with modest requirements for capital expenditures and capitalized software; otherwise, cash flow will be less.

Our intention is to return excess capital to shareholders. An initial quarterly dividend of 4.5 cents per share was declared on October 18th. We will repurchase shares to offset option exercises, which we expect will require $20 to $40 million annually (net of the strike price and tax benefits), with less required in early years and more in later years. We will also make special share repurchases. We have announced a $250 million share repurchase program.

A combination of the low teens operating income growth and the share repurchases should produce mid-teens EPS growth.

An alternative use of cash would be to finance acquisitions. While opportunities for acquisitions may be sparse in the rating business, but there may be opportunities in risk management services. We believe that we could fund any acquisitions that we are likely to make with debt, so that acquisitions would not preclude us from returning excess cash from operations to shareholders.

AGENDA

-     DISTRIBUTION SUMMARY

-     SPIN-OFF RATIONALE

-     INVESTMENT HIGHLIGHTS

-     BUSINESS OVERVIEW

-     FINANCIAL SUMMARY

-     INVESTMENT RATIONALE





                                                                 [MOODY'S LOGO]

INVESTMENT RATIONALE

-     Environment Favorable: Good long-term outlook for world capital markets

-     Excellent market position and brand

-     Stable and sustainable top and bottom line growth

-     Diversified revenue base

-     Strong track record with new product introductions

-     Significant free cash flow

-     Experienced and successful management team

                                                                 [MOODY'S LOGO]

The slide summarizes the investment rationale for Moody's.

Moody's benefits from the growth in the capital markets, and there is a good long term outlook for world capital market growth.

We have an excellent market position and brand, stable and sustainable top and bottom line growth, a diversified revenue base, a strong track record of new product introduction, significant free cash flow, and an experienced and successful management team.

                                                                 [MOODY'S LOGO]